EXHIBIT 10.11

FIRST AMENDMENT OF LEASE

AGREEMENT (this “Agreement”), made as of August 3, 2005, between 111 CHELSEA COMMERCE LP (“Landlord”), a Delaware limited partnership with an address c/o Taconic Investment Partners LLC, 111 Eighth Avenue, New York, New York 10011, and SWITCH & DATA/NY FACILITIES COMPANY LLC (“Tenant”), a Delaware limited liability company with an address at 111 8th Avenue, New York, New York 10011.

Statement of Facts

By lease dated as of June 30, 1998 (the “Lease”), 111 Eighth Avenue LLC (Landlord’s predecessor-in-interest) leased to Extranet Telecommunications, Inc. (Tenant’s predecessor-in-interest) portions of the 5th and 15th floors in the building (the “Building”) located at 111 8th Avenue, New York, New York (such portions of the 5th and 15th floors in the Building being hereinafter collectively referred to as the “Original Premises”), upon all of the terms, covenants, conditions and provisions more particularly contained in the Lease. The term of the Lease is fixed to expire on August 31, 2005.

Except as otherwise set forth in this Agreement, all capitalized terms used in this Agreement shall have the meanings ascribed to them in the Lease.

Landlord and Tenant now desire to extend the term of the Lease with respect to a portion of the Original Premises and to amend certain provisions of the Lease, upon the terms, covenants, conditions and provisions hereinafter provided.

NOW, THEREFORE, for Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby mutually acknowledged, Landlord and Tenant hereby agree to the following:

1. Extension of Term. Effective from and after the date hereof, (a) the term of the Lease shall be extended to, and expire on, August 31, 2015 (or shall expire on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of the Lease, as amended by this Agreement, or pursuant to law), and (b) the term “Expiration Date,” as used in the Lease, as amended by this Agreement, shall mean August 31, 2015. The term of the Lease shall be so extended upon all of the terms, covenants, conditions and provisions of the Lease, as amended by this Agreement, and Landlord shall have no obligation to perform any work or make any installations in connection with such extension.

2. Partial Surrender.

(a) For the purposes of this Agreement, the portion of the Original Premises shown in hatching on Exhibit A hereto, and known as Suite 535A, is herein referred to as the “Surrender Space.” On August 31, 2005 (the “Partial Surrender Effective Date”) all of the rights, title and interest of Tenant and of all persons and entities claiming by, through or under Tenant, in and to the Surrender Space shall end, and by the Partial Surrender Effective Date Tenant shall quit and surrender to Landlord the Surrender Space in the condition required under Section 20.1 and the other applicable conditions of the Lease, as if, with respect to the Surrender Space only, the Partial Surrender Effective Date were the Expiration Date.

(b) All of Tenant’s obligations and liabilities under the Lease with respect to the Surrender Space which accrue or arise or relate to matters occurring on or before the Partial Surrender Effective Date shall survive the Partial Surrender Effective Date.

(c) Tenant hereby covenants, represents and warrants to Landlord that the Surrender Space is free of all tenants, subtenants and other occupants and all leases, subleases and other forms of occupancy agreements, and there are no Persons claiming, or who or which may claim, any rights of possession, occupancy or use of the Surrender Space or any portions thereof.

(d) Effective from and after the date next succeeding the Partial Surrender Effective Date, the term “Premises,” as such term is used in the Lease, as amended by this Agreement, shall exclude the Surrender Space, and the floor plans set forth on Exhibit A of the Lease shall be deemed amended accordingly.

3. Fixed Rent.

(a) Effective from and after September 1, 2005, the Fixed Rent payable by Tenant pursuant to the Lease, as amended by this Agreement, subject to adjustment as therein and herein provided, shall be as follows:

(i) $917,420.00 per year ($76,451.67 per month) for the period (the “First Rent Period”) commencing on the September 1, 2005 and ending on August 31, 2006, both dates inclusive;

(ii) $935,768.40 per year ($77,980.70 per month) for the period (the “Second Rent Period”) commencing on the September 1, 2006 and ending on August 31, 2007, both dates inclusive;

(iii) $954,483.77 per year ($79,540.31 per month) for the period (the “Third Rent Period”) commencing on the September 1, 2007 and ending on August 31, 2008, both dates inclusive;

(iv) $973,573.44 per year ($81,131.12 per month) for the period (the “Fourth Rent Period”) commencing on the September 1, 2008 and ending on August 31, 2009, both dates inclusive;

(v) $993,044.91 per year ($82,753.74 per month) for the period (the “Fifth Rent Period”) commencing on the September 1, 2009 and ending on August 31, 2010, both dates inclusive;

(vi) $1,117,753.81 per year ($93,146.15 per month) for the period (the “Sixth Rent Period”) commencing on the September 1, 2010 and ending on August 31, 2011, both dates inclusive;

(vii) $1,140,108.89 per year ($95,009.07 per month) for the period (the “Seventh Rent Period”) commencing on the September 1, 2011 and ending on August 31, 2012, both dates inclusive;

(viii) $1,162,911.06 per year ($96,909.26 per month) for the period (the “Eighth Rent Period”) commencing on the September 1, 2012 and ending on August 31, 2013, both dates inclusive;

(ix) $1,186,169.29 per year ($98,847.44 per month) for the period (the “Ninth Rent Period”) commencing on the September 1, 2013 and ending on August 31, 2014, both dates inclusive; and

(x) $1,209,892.67 per year ($100,824.39 per month) for the period (the “Tenth Rent Period”) commencing on September 1, 2014 and continuing thereafter through the Expiration Date.

(b) Tenant covenants and agrees to pay the Fixed Rent in accordance with, and subject to, the applicable provisions of the Lease, as amended by this Agreement.

4. Adjustments of Rents.

(a) Tenant covenants and agrees to continue to pay the additional rent payable under Article 6 of the Lease, except that for the purposes of calculating said additional rent from and after September 1, 2005:

(i) “Base Taxes” shall mean an amount equal to the sum of (A) one-half (1/2) of the Taxes payable for the Tax Year commencing on July 1, 2004 and ending June 30, 2005, plus (ii) one-half (1/2) of the Taxes payable for the Tax Year commencing on July 1, 2005 and ending June 30, 2006;

(ii) “Tenant’s Proportionate Share” shall be 1.14%; and

(iii) Sections 6.3 and 6.4 of the Lease shall be of no further force or effect.

(b) All of Tenant’s obligations under Article 6 of the Lease (including, without limitation, Sections 6.3 and 6.4) which accrue during, or relate to, the period ending on August 31, 2005 shall survive August 31, 2005.

5. Subletting. For the purposes of this Paragraph, a lease (other than the Lease) that is from time to time in effect for space in the Building (as such other lease may have been, or may hereafter be, amended) is herein referred to as an “Other Lease.” If under an Other Lease it would be reasonable for Landlord to withhold its consent to a proposed subletting or sub-subletting to Tenant of the space (or portion thereof) covered by the Other Lease based on the fact that Tenant is a tenant in the Building, then, subject to all of the terms, covenants and conditions of the Other Lease, and subject to all of Landlord’s rights under the Other Lease, Landlord agrees not to withhold its consent to one (1) or more proposed sublettings (or sub-sublettings) to Tenant, as subtenant (or sub-subtenant), of a portion of space in the Building covered by the Other Lease based solely on the fact that Tenant is a tenant in the Building, provided that, and only if (i) if there is more than one (1) proposed sublettings (or sub-sublettings) all of the proposed sublettings (or sub-sublettings) are from the same tenant (or subtenant) and all of the proposed sublettings (or sub-sublettings) are for portions of the Building covered by the same Other Lease (and, in the case of a sub-sublease to Tenant as sub-subtenant, are covered by the same sublease), (ii) the portions of the Building in question do not exceed 25,000 Rentable Square Feet, in the aggregate, inclusive of all portions of the Building in respect of which Tenant may sublease (or sub-sublease) pursuant to any expansion rights or options set forth in the sublease (or sub-sublease) or otherwise (including rights of first offer and rights of first refusal), regardless of whether or not such rights or options are exercised, and (iii) on the date that Landlord receives the request for its consent to the proposed sublease (or sub-sublease) in full compliance with the provisions of the Other Lease in question (A) the Lease is in full force and effect, (B) the Tenant under the Lease is Switch & Data/NY Facilities Company LLC, (C) Tenant is not in default of any of the terms, covenants or conditions in the Lease on Tenant’s part to observe, perform or comply with, (D) Tenant occupies the entire Premises for its own behalf and is conducting its business therein, and (E) there are at least five (5) years remaining in the term of the Lease. Notwithstanding the foregoing, and notwithstanding any provision contained in the Other Lease in question which may be to the contrary, (1) Landlord shall have no obligation under any circumstances to enter into a non-disturbance agreement with Tenant as subtenant (or sub-subtenant) or otherwise to recognize Tenant as a direct tenant of the space covered by the sublease (or sub-sublease) upon the expiration of the term of the Other Lease or otherwise, and the granting of any consent to the sublease (or sub-subtenant) in question may, in Landlord’s sole discretion, be conditioned upon the tenant under the Other Lease and Tenant waiving any such obligation, and (2) under no circumstances shall Tenant assign its sublease (or sub-sublease) or further sublet the space covered by the sublease (or sub-sublease), and the granting of any consent to the sublease (or sub-sublease) in question may, in Landlord’s sole discretion, be conditioned upon Tenant waiving any right to, and agreeing not to, assign its sublease (or sub-sublease) or further sublet the space covered by the sublease (or sub-sublease). All of Landlord’s obligations and Tenant’s rights under this Paragraph shall be of no further force or effect from and after the date that Landlord consents to the subletting or sub-subletting of any space in the Building by Tenant as the subtenant or sub-subtenant, or Tenant first sublets (or sub-sublets) any space in the Building from another tenant or subtenant in the Building.

6. Electricity.

(a) From and after the date hereof, the second (2nd) sentence of Section 9.2(a) of the Lease shall be deleted and replaced with the following:

In the event that Tenant shall require electric capacity in excess of the capacity described in clauses (i) and (ii) above (the “Basic Capacity”), then upon request, and subject to the availability of additional electrical capacity in the Building, as determined by Landlord in its sole judgment, and provided no Event of Default exists, Landlord shall make additional electric power available to Tenant, at a location in the basement of the Building to be designated by Landlord, and Tenant shall pay to Landlord a one-time charge equal to Landlord’s then-applicable rate per ampere for additional power, multiplied by each ampere in excess of the Basic Capacity so provided by Landlord. (Landlord and Tenant agree that as of July 18, 2005, the Basic Capacity is as follows: 1,600 amperes allocated to the Suite 518 portion of the Premises, 200 amperes allocated to the Suite 536 portion of the Premises, and 800 amperes allocated to the Suite 1533 portion of the Premises.) In addition, Tenant, at Tenant’s sole cost and expense, provided no Event of Default exists and upon not less than ten (10) days’ prior written notice to Landlord, may reallocate the Basic Capacity among the various portions of the Premises. Tenant shall be solely responsible, at Tenant’s expense, for the installation of all risers, feeders and other electrical facilities and equipment required in order to deliver such additional electric power to the Premises and/or to reallocate the Basic Capacity, and, in either case, to distribute it therein. As of the date of the First Amendment of Lease which added Article 33 to the Lease the rate per ampere for additional power is $225.00.

(b) From and after the date hereof, Section 9.2(b) of the Lease shall be deleted and replaced with the following:

(b) In the event that Tenant’s total power requirements at the Premises, based on an annual review of Tenant’s consumption following the first anniversary of the Commencement Date, shall be less than the Basic Capacity, as same may be increased pursuant to the second (2nd) sentence of Subsection 9.2(a), Tenant shall pay to Landlord an annual fee, commonly known as a “use it or lose it” fee, for the availability of such capacity, in the amount of $25.00 per unused ampere per annum. Further, if as of the third (3rd) anniversary of the date of the First Amendment, Tenant shall continue to require less than the Basic Capacity, as same may have been so increased, then Landlord shall have the right to reduce the level of electric power supplied to the Premises to Tenant’s actual power requirements as reasonably determined by Landlord.

7. Emergency Generator.

(a) From and after the date hereof, the following shall be added to the end of Subsection 9.6(a) of the Lease:

In the event that Tenant shall require additional EPS capacity in excess of such 800 amperes, Tenant shall notify Landlord, and if sufficient additional EPS capacity is then available, as determined by Landlord in its sole judgment, and provided no Event of Default exists, Landlord shall install, at Tenant’s sole cost and expense (i) in Landlord’s sole discretion, either a new Transfer Switch, in the Premises at a location to be designated by Landlord, sufficient to supply the additional EPS to the Premises (such requested additional EPS being herein referred to as the “Requested Additional EPS”), or a modification to the existing Transfer Switch to accommodate the Requested Additional EPS, and (ii) in Landlord’s sole discretion, either a new connection from the Generator to the new or existing Transfer Switch (as the case may be), or a modification to the existing connection. Tenant shall pay to Landlord, within ten (10) days after Landlord’s demand therefor, the actual out-of-pocket costs incurred by Landlord for the installation of such new Transfer Switch (or modification to the existing Transfer Switch) and the new connection from the Generator to the Transfer Switch (or the modification to the existing connection). From and after the date of the installation of the new Transfer Switch and connection (or the modifications thereof, as the case may be), “EPS” shall include the actual amount of the Requested Additional EPS made available to the Premises.

(b) From and after the date hereof, the per ampere per year charge set forth in subsection 9.6(b) of the Lease shall be increased to $150.00 per ampere per year, subject to increase pursuant to Section 9.6(c) of the Lease.

8. Right of First Offer. From and after the date hereof, the Article 33 set forth in Exhibit B to this Agreement shall be added to the Lease.

9. Notices.

(a) From and after the date hereof, Article 25 of the Lease shall be amended by replacing the current address to which bills, statements, consents, notices, demands, requests or other communications to Landlord are to be given to:

111 Chelsea Commerce LP

c/o Taconic Investment Partners LLC

111 Eighth Avenue

New York, New York 10011

Attention: Paul E. Pariser, Co-President

(b) From and after the date hereof, Article 25 of the Lease shall be amended by replacing the current address to which copies of bills, statements, consents, notices, demands, requests or other communications to Landlord are to be given to:

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

Attention: Laura S. Norman, Esq.

10. Broker.

(a) Tenant covenants, warrants and represents that it had no conversations or other communications with any broker, finder or consultant except CB Richard Ellis, Inc. and ExtraNet, Inc. (the “Broker”) in connection with the extension of the term of the Lease and the option to lease, and the leasing of, the “Offer Space” pursuant to Article 33 of the Lease, which is being added thereto pursuant to Paragraph 8 above, and that, to Tenant’s best knowledge, there were no brokers, finders or consultants, except the Broker, instrumental in consummating this Agreement. In addition, Tenant covenants, warrants and represents that it has not retained any person as a broker, finder or consultant, whether on an exclusive or non-exclusive basis, in connection with any extension of the term of the Lease or the option to lease, or the leasing of, the “Offer Space”. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission, finder’s fee or consultation fee (including, without limitation, reasonable legal fees, disbursements and court costs incurred in defending such claims) arising out of any conversations or negotiations had by Tenant with any brokers or finders except for the Broker, including any person claiming to have been retained by Tenant in connection with any extension of the term of the Lease or the option to lease, or the leasing of, the “Offer Space”, regardless of whether such person was actually retained by Tenant or whether such person was in any way involved with this transaction.

(b) Based upon the covenants, agreements warranties and representations set forth in subparagraph (a) above, Landlord has agreed to pay, pursuant to a separate agreement, a brokerage commission to the Broker.

(c) Landlord covenants, warrants and represents that it had no conversations or other communications with any broker, finder or consultant (except the Broker) in connection with the extension of the term of the Lease and the option to lease, and the leasing of, the “Offer Space,” and that, to Landlord’s best knowledge, there were no brokers or finders except the Broker instrumental in consummating this Agreement. Landlord agrees to hold Tenant harmless against any claims for a brokerage commission, finder’s fee or consultation fee (including, without limitation, reasonable legal fees, disbursements and court costs incurred in defending such claims) arising out of any conversations or negotiations had by Landlord with any brokers or finders, including the Broker.

11. Miscellaneous.

(a) Except as otherwise provided herein, all of the terms, covenants, conditions and provisions of the Lease shall remain and continue unmodified, in full force and effect. From and after the date hereof, the terms “this lease” and “this Lease,” as such terms are used in the Lease, shall be deemed to refer to the Lease, as amended by this Agreement, except that references to “this lease” and “this Lease” and all similar references that are used to determine a specific date or dates (such as “as of the date of this lease”) or which are used to determine a time period (such as “for the period commencing on the date of this lease or the date on which this lease was executed”) shall remain references to the date of the Lease.

(b) This Agreement sets forth the entire agreement between the parties regarding the extension of the term of the Lease, superseding all prior agreements and understandings, written and oral, regarding the extension of the term of the Lease.

(c) Landlord and Tenant each represent and warrant to the other that it has not relied upon any representation or warranty, express or implied, in entering into this Agreement, except those which are set forth herein.

(d) This Agreement has been executed in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

(e) The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns. If any of the provisions of this Agreement, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f) The captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement.

(g) This Agreement may not be altered, modified or amended except pursuant to a written agreement executed and delivered by Landlord and Tenant.

(h) Submission by Landlord of the within Agreement for execution by Tenant shall confer no rights nor impose any obligation on Landlord unless and until both Landlord and Tenant shall have executed this Agreement and duplicate originals thereof shall have been delivered by Landlord and Tenant to each other.

(i) The Statement of Facts first set forth in this Agreement and the exhibits and schedules attached hereto are incorporated into this Agreement and are, and shall for all purposes be deemed to be, a part of this Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

111 CHELSEA COMMERCE LP (Landlord)

By:	Taconic Chelsea Holdings LLC, managing member
By:	Taconic SL Principals LLC, managing member

By:	/s/ Paul E. Pariser
Paul E. Pariser, Co-President

SWITCH & DATA/NY FACILITIES COMPANY LLC (Tenant)

By:	/s/ George Pollock, Jr.
Name:	[Blank]
Title:	Authorized Representative

EXHIBIT “A”

Floor Plan

(follows immediately)

[DEPICTION OF FLOOR PLAN]

EXHIBIT “B”

ARTICLE 33. RIGHT OF FIRST OFFER

Section 33.1 For the purposes of this Lease, the portion of the fifth (5th) floor of the Building substantially where shown in hatching on Schedule 1 to this Exhibit “B” is herein referred to as the “Offer Space”). Landlord had advised Tenant that Landlord is presently negotiating a lease agreement for the Offer Space with Atlantic Theater Company (who, together with its affiliates, subsidiaries and/or designees, is herein referred to as the “Proposed Other Tenant”). If Landlord, in its sole and absolute discretion, decides to terminate such negotiations with the Proposed Other Tenant prior to consummating such lease agreement, and all other Persons who, on the date of the First Amendment (as hereinafter defined), have the right or option to lease the Offer Space waive (or are deemed to have waived) such rights or options (Tenant agreeing that the Offer Space Option (as hereinafter defined) is subject to all of such rights and options), Landlord shall so notify Tenant (such notice being herein referred to as the “Offer Space Notice”), in which event, provided that on the date Landlord gives to Tenant the Offer Space Notice this Lease is in full force and effect and no Event of Default exists, during the ten (10) Business Day period commencing on the date that Landlord gives the Offer Space Notice to Tenant, Tenant shall have the option (the “Offer Space Option”) to lease the Offer Space from Landlord for the period (the “Offer Space Term”) commencing on date (the “Offer Space Commencement Date”) which is the eleventh (11th) Business Day commencing on the date that Landlord gives the Offer Space Notice to Tenant and ending on the last day of the term of this Lease, upon all of the terms, covenants and conditions of this Lease, except as otherwise expressly set forth in this Article. Tenant shall exercise the Offer Space Option only by giving Landlord notice thereof (the “Exercise Notice”), together with an unendorsed bank or certified check payable to the order of Landlord in the amount of $237,562.50 (the “Additional Security”), as an addition to the Security Deposit, both on or before the last day of such ten (10) Business Day period (which last day is hereinafter referred to as the “Exercise Notice Date”), TIME BEING OF THE ESSENCE.

Section 33.2 Tenant shall have no right to exercise the Offer Space Option unless all of the following conditions have been satisfied or waived by Landlord on the date of the Exercise Notice and on the Offer Space Lease Commencement Date:

(i) No default under any of the monetary terms, covenants or conditions under this Lease on Tenant’s part to observe, perform or comply with, and no Event of Default, shall have occurred and be continuing under this Lease; and

(ii) Switch & Data/NY Facilities Company LLC shall occupy all of the then-existing Premises Area.

Section 33.3 Notwithstanding anything contained in this Article to the contrary, the Offer Space Option shall be deemed revoked, null and void, and of no further force or effect, and the Exercise Notice (or purported Exercise Notice) given in connection with Tenant’s attempt to exercise the Offer Space Option shall be ineffective and void ab initio as an Exercise Notice, (a) if Tenant fails to give the Exercise Notice and the Additional Security to Landlord on or before the Exercise Notice Date, TIME BEING OF THE ESSENCE, in the manner hereinbefore provided, or (b) if the notice given to Landlord amends, modifies or supplements (or attempts or purports to amend, modify or supplement) any of the Offer Terms (as hereinafter defined), or (c) if on the Offer Space Lease Commencement Date, this Lease is not in full force and effect or a default under any of the monetary terms, covenants or conditions under this Lease on Tenant’s part to observe, perform or comply with, or an Event of Default, shall have occurred and be continuing under this Lease; Tenant hereby agreeing that Landlord, in its sole and absolute discretion, may waive any one (1) or more or the conditions set forth in this Section, provided such waiver is expressly set forth in a written notice to Tenant from Landlord.

Section 33.4 If Tenant shall give the Exercise Notice to Landlord on or before the Exercise Notice Date, TIME BEING OF THE ESSENCE, and in the manner set forth in Section 33.1 above and subject to the provisions of Sections 33.2 and 33.3 above, then on the Offer Space Commencement Date, this Lease shall be amended as follows:

(a) Landlord shall lease the Offer Space to Tenant, and Tenant shall hire the Offer Space from Landlord, by adding the Offer Space to the Original Premises;

(b) “Premises” shall include the Offer Space, “Premises Area” shall include the deemed rentable area of the Offer Space, consisting of a total of 13,575 rentable square feet; provided, however, that in no event shall such deemed rentable square footage constitute or imply any representation or warranty by Landlord as to the actual size of the Offer Space, and the floor plans set forth on Exhibit A to the Lease shall include the floor plan of the Offer Space on Schedule 1 to this Exhibit B;

(c) Tenant has examined the Offer Space and shall accept possession of the Offer Space in its “as is” condition as of the Offer Space Commencement Date. Landlord shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations in order to prepare the Offer Space for Tenant’s occupancy. The taking of possession of the Offer Space by Tenant shall be conclusive evidence as against Tenant that at the time such possession was so taken, the Offer Space were in good and satisfactory condition, subject to latent defects. Any Tenant’s Alterations which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Offer Space for Tenant’s occupancy (such Tenant’s Alterations being herein referred to as the “Initial Offer Space Alterations”) shall be performed by Tenant, at Tenant’s sole cost and expense (except as otherwise provided in Section 33.7 below) in accordance with the applicable provisions of this Lease, including, without limitation, Article 3 hereof;

(d) The Fixed Rent payable by Tenant pursuant to the Lease, as amended by the First Amendment of Lease which added this Article 33 to this Lease (the “First Amendment”), subject to adjustment as therein and herein provided, shall be increased by the following amounts, from the Offer Space Commencement Date, which increased Fixed Rent Tenant covenants and agrees to pay in accordance with, and subject to, the applicable provisions of this Lease:

(i) $475,125.00 per year ($39,593.75 per month) for the balance of the initial term of this Lease ending on August 31, 2005 and for the First Rent Period (as defined in Paragraph 3 of the First Amendment);

(ii) $484,627.50 per year ($40,385.63 per month) for the Second Rent Period (as defined in Paragraph 3 of the First Amendment);

(iii) $494,320.05 per year ($41,193.34 per month) for the Third Rent Period (as defined in Paragraph 3 of the First Amendment);

(iv) $504,206.45 per year ($42,017.20 per month) for the Fourth Rent Period (as defined in Paragraph 3 of the First Amendment);

(v) $514,290.58 per year ($42,857.55 per month) for the Fifth Rent Period (as defined in Paragraph 3 of the First Amendment);

(vi) $578,876.39 per year ($48,239.70 per month) for the Sixth Rent Period (as defined in Paragraph 3 of the First Amendment);

(vii) $590,453.92 per year ($49,204.49 per month) for the Seventh Rent Period (as defined in Paragraph 3 of the First Amendment);

(viii) $602,263.00 per year ($50,188.58 per month) for the Eighth Rent Period (as defined in Paragraph 3 of the First Amendment);

(ix) $614,308.26 per year ($51,192.36 per month) for the Ninth Rent Period (as defined in Paragraph 3 of the First Amendment); and

(x) $626,594.42 per year ($52,216.20 per month) for the Tenth Rent Period (as defined in Paragraph 3 of the First Amendment).

(e) “Tenant’s Proportionate Share” shall be increased by .59%;

(f) Provided Tenant delivered the Additional Security pursuant to Section 33.1 above, the Security Deposit shall be increased by $237,562.50; and

(g) Articles 29, 33 and this 35 of this Lease shall not apply to the Offer Space;

Section 33.5 Landlord shall not be subject to any liability for failure to give possession of the Offer Space to Tenant on any specific date and the validity of the addition of the Offer Space to the Original Premises shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease, except that Fixed Rent and additional rent payable with respect to the Offer Space only shall be abated until possession of the Offer Space shall be delivered to Tenant. The provisions of this Section 33.5 are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor Law, which shall be inapplicable hereto, and Tenant hereby waives any right to rescind the Offer Space Lease which Tenant might otherwise have thereunder.

Section 33.6 (a) Section 9.2 of this Lease, as modified by the First Amendment, shall apply to the Offer Space, with the modifications described in subsections (b) and (c) below.

(b) In furtherance of subsection (a) above, the 2nd, 3rd and 4th sentences of Section 9.2(a) of this Lease, which were added pursuant to Paragraph 6(a) of the First Amendment, shall apply to the Offer Space, except that “Basic Capacity” shall be deemed to refer to the six (6) watts per Rentable Square Foot of space in the Offer Space on a connected load basis of electrical capacity being provided to the Offer Space.

(c) In furtherance of subsection (a) above, Section 9.2(b) of this Lease, which were added pursuant to Paragraph 6(b) of the First Amendment, shall apply to the Offer Space, except that: (i) “Premises” shall be deemed to refer to the Offer Space; (ii) “Basic Capacity” shall be deemed to refer to the six (6) watts per Rentable Square Foot of space in the Offer Space on a connected load basis of electrical capacity being provided to the Offer Space; and (iii) “Commencement Date” shall be deemed to refer to Offer Space Commencement Date.

Section 33.7 Article 29 of this Lease shall apply to the Offer Space, except that for the purposes of applying said Article to the Offer Space: (a) the term “New Premises” shall be deemed to refer to the Offer Space, (b) the term “Initial Alterations” shall be deemed to refer to the Initial Offer Space Alterations, and (c) the amount “One Hundred Forty-Eight Thousand Nine Hundred and 00/100 Dollars ($148,900.00)” shall be deemed to refer to the amount $407,250.00.

Section 33.8 If Landlord gives to Tenant the Offer Space Notice and if Tenant fails to give the Exercise Notice to Landlord on or before the Exercise Notice Date and in the manner set forth in Section 33.1 above and subject to the provisions of Sections 33.2 and 33.3 above, the Offer Space Option shall be deemed waived by Tenant and deemed revoked, null and void, and of no further force or effect, and Landlord may, but shall not be obligated, at any time or from time to time, lease, license or otherwise permit the use of, all or any portions of the Offer Space to any Person upon any terms and conditions that are acceptable to Landlord.

Section 33.9 Except as expressly set forth in this Article, Tenant shall not have any option to lease the Offer Space or any portions thereof or any other portion of the Building.

(End)

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